Exhibit 99.1
                                                      ------------




News
For Immediate Release                                 SILGAN HOLDINGS INC.
                                                      4 Landmark Square
                                                      Suite 400
                                                      Stamford, CT  06901

                                                      Telephone: (203) 975-7110
                                                      Fax:       (203) 975-7902


                                                          Contact:
                                                          H. Rankin, Jr.
                                                          (203) 975-7110



SILGAN HOLDINGS REPORTS RECORD THIRD QUARTER EARNINGS

STAMFORD, CT, October 24, 2001 -- Silgan Holdings Inc. (NASDAQ:SLGN) today reported record third quarter 2001 earnings of $24.3 million, or $1.34 per diluted share, before the impact of its investment in White Cap LLC, the
Company's recently formed metal and plastic closure joint venture with Schmalbach-Lubeca AG. Earnings for the third quarter of 2000 were $20.3 million, or $1.13 per diluted share, before the impact of its investment in Packtion
Corporation, a now dissolved e-commerce packaging joint venture. Including a pre-tax gain on the assets contributed to the White Cap joint venture of $5.3 million and equity losses of the White Cap joint venture of $0.2 million, or a combined $0.16 per diluted share, the Company reported net earnings of $27.3 million, or $1.50 per diluted share, for the third quarter of 2001. Including equity losses of Packtion of $1.8 million, or $0.10 per diluted share, the Company reported net earnings of $18.5 million, or $1.03 per diluted share, for the third quarter of 2000.

Net sales for the third quarter of 2001 were $590.8 million as compared to $571.4 million in the third quarter of 2000. The increase in net sales of $19.4 million, or 3.4%, was the result of increased sales of the plastic container and metal food container businesses, partially offset by the impact of contributing the metal closure business to the White Cap joint venture.




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SILGAN HOLDINGS
Page 2


Operating income for the third quarter of 2001 was $60.3 million, an increase of $3.5 million, or 6.2%, over the same period in 2000. This increase was primarily a result of higher sales in the plastic container business and, to a lesser extent, a favorable sales mix in the metal food container business, partially offset by the impact of contributing the metal closure business to the White Cap joint venture.

Beginning with the third quarter of 2001, as a result of the White Cap joint venture, the Company no longer reports the results of its specialty packaging business as a separate segment. The Company has included the remaining operations of this business, which had net sales of $36 million for the full year in 2000, with its other businesses. The results of the Omni plastic container and Polystar easy-open plastic end businesses are reported with the plastic container business, and the results of the paperboard container business are reported with the metal food container business. The historical results of the metal closure business are reported separately. Prior periods have been restated to conform with the current presentation.

Metal Food Container Performance

Third quarter 2001 net sales of the metal food container business were $472.0 million, an increase of $17.1 million, or 3.8%, over the third quarter of 2000. This increase was primarily attributable to the acquisition of new food can accounts, largely offset by a weaker fruit and vegetable pack as compared to last year.

Third quarter 2001 operating income of the metal food container business increased $2.5 million, or 5.1%, to $51.4 million as compared to the third quarter of 2000, while operating margins increased slightly to 10.9%. These increases were primarily a result of a favorable sales mix.



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SILGAN HOLDINGS
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Plastic Container Performance

For the third quarter of 2001, the plastic container business reported an increase in net sales versus the same period in 2000 of $25.5 million, or 27.3%, to $118.8 million largely due to the acquisition of RXI Plastics, Inc. Excluding RXI Plastics, third quarter 2001 net sales were essentially flat versus the same period last year, reflecting softer market conditions as compared to earlier in the year.

Operating income of the plastic container business for the third quarter of 2001 increased $2.1 million, or 26.3%, to $10.1 million as compared to $8.0 million for the third quarter of 2000. The higher operating income was primarily a result of higher unit volume. Operating margins were essentially flat at 8.5% during the quarter as compared to the same period in 2000.

Interest Expense and Income Taxes

Interest expense decreased $3.8 million in the third quarter of 2001 to $19.7 million from $23.5 million for the same period in 2000. The benefit of lower interest rates during the quarter more than offset the impact of higher average borrowings outstanding, principally due to debt incurred in the fourth quarter of 2000 for the acquisition of RXI Plastics.

In the third quarter of 2001 and 2000, the Company provided for income taxes at an effective rate of 40.2% and 39.0%, respectively.

Nine-Month Results

Earnings before the impact of the investments in Packtion and the White Cap joint venture and before the first quarter 2001 rationalization charge relating to closing a plastic container manufacturing facility were $39.9 million, or $2.21 per diluted share, for the first nine months of 2001. Earnings before the impact of the investment in Packtion for the first nine months of 2000 were $33.9 million, or $1.89 per diluted share. Including equity losses of Packtion and the White Cap joint venture of $4.0 million, or $0.22 per diluted share, the pre-tax gain on the assets contributed to the White Cap joint venture of $5.3 million, or $0.18 per diluted share, and the pre-tax rationalization charge of


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SILGAN HOLDINGS
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$3.5 million,  or $0.12 per diluted share,  the Company reported net earnings of
$37.0 million, or $2.05 per diluted share, for the first nine months of 2001. Including equity losses of Packtion of $3.9 million, or $0.22 per diluted share, the Company reported net earnings of $30.0 million, or $1.67 per diluted share, for the first nine months of 2000.

Net sales for the first nine months of 2001 increased 4.2% to $1.480 billion as compared to $1.420 billion for the same period in 2000. The increase in net sales was primarily due to the acquisition of RXI Plastics and strong unit sales from the existing plastic container business, partially offset by lower net sales of the metal food container business due to generally soft market conditions and by the impact of contributing the metal closure business to the White Cap joint venture. Before the first quarter 2001 rationalization charge, operating income increased by $8.7 million, or 7.1%, to $130.5 million in the first nine months of 2001 as compared to the same period in 2000 primarily due to the strong performance of the plastic container business, partially offset by lower operating income of the metal food container business and the impact of contributing the metal closure business to the White Cap joint venture. Including the rationalization charge of $3.5 million, operating income increased $5.2 million to $127.0 million for the first nine months of 2001 as compared to the same period in 2000.

Joint Venture - White Cap LLC

On July 1, 2001, the Company formed a joint venture company with Schmalbach-Lubeca AG that supplies an extensive range of metal and plastic closures to the food and beverage industries in North America. The Company contributed the assets of its metal closure business in return for a 35% interest in the new company, which operates under the name White Cap LLC, and $32.4 million in cash. As a result of this transaction, the Company recorded a pre-tax gain of $5.3 million. The Company reports the results of the joint venture using the equity method.


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SILGAN HOLDINGS
Page 5


Silgan Holdings is a leading North American manufacturer of consumer goods packaging products with annual sales of approximately $1.9 billion in 2000. Silgan operates 59 manufacturing facilities in the U.S. and Canada where it is the largest supplier of metal containers for food products and a leading supplier of plastic containers for personal care products.

Statements included in this press release which are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Such forward looking statements are made based upon management's expectations and beliefs concerning future events impacting the Company and therefore involve a number of uncertainties and risks, including, but not limited to, those described in the Company's Annual Report on Form 10-K for 2000 and other filings with the Securities and Exchange Commission. As a result, the actual results of operations or financial condition of the Company could differ materially from those expressed or implied in such forward looking statements.


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
                                        SILGAN HOLDINGS INC.
                       CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                           For the quarter and nine months ended September 30,
                             (Dollars in millions, except per share amounts)


                                                              Third Quarter            Nine Months Ended
                                                              -------------            -----------------
                                                           2001         2000          2001           2000
                                                           ----         ----          ----           ----

Net sales .........................................       $590.8       $571.4       $1,479.7       $1,420.1
Cost of goods sold ................................        511.8        496.9        1,292.6        1,244.2
                                                          ------       ------       --------       --------
     Gross profit .................................         79.0         74.5          187.1          175.9

Selling, general and administrative expenses ......         18.7         17.7           56.6           54.1
Rationalization charge ............................          --           --             3.5            --
                                                          ------       ------       --------       --------
     Income from operations .......................         60.3         56.8          127.0          121.8

Gain on assets contributed to affiliate ...........          5.3          --             5.3            --
Interest and other debt expense ...................         19.7         23.5           63.8           66.1
                                                          ------       ------       --------       --------
     Income before income taxes and equity in
         losses of affiliates .....................         45.9         33.3           68.5           55.7

Provision for income taxes ........................         18.4         13.0           27.5           21.8
                                                          ------       ------       --------       --------
     Income before equity in losses of affiliates..         27.5         20.3           41.0           33.9

Equity in losses of affiliates ....................          0.2          1.8            4.0            3.9
                                                          ------       ------       --------       --------
     Net income ...................................       $ 27.3       $ 18.5       $   37.0       $   30.0
                                                          ======       ======       ========       ========


Basic earnings per share:
     Income before rationalization charge and
       gain on assets contributed to and
          equity in losses of affiliates ..........        $1.36        $1.14          $2.24          $1.92
     Rationalization charge .......................          --           --           (0.12)           --
     Gain on assets contributed to affiliate ......         0.18          --            0.18            --
     Equity in losses of affiliates ...............        (0.01)       (0.10)         (0.22)         (0.22)
                                                           -----        -----          -----          -----
Basic earnings per share ..........................        $1.53        $1.04          $2.08          $1.70
                                                           =====        =====          =====          =====

Diluted earnings per share:
     Income before rationalization charge and
       gain on assets contributed to and
          equity in losses of affiliates ..........        $1.34        $1.13          $2.21          $1.89
     Rationalization charge .......................          --           --           (0.12)           --
     Gain on assets contributed to affiliate ......         0.17          --            0.18            --
     Equity in losses of affiliates ...............        (0.01)       (0.10)         (0.22)         (0.22)
                                                           -----        -----          -----          -----
Diluted earnings per share ........................        $1.50        $1.03          $2.05          $1.67
                                                           =====        =====          =====          =====

Weighted average shares (000's):
   Basic ..........................................       17,812       17,703         17,752         17,634
   Diluted ........................................       18,141       17,992         18,052         17,999



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

                                   SILGAN HOLDINGS INC.
                   CONSOLIDATED SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
                   For the quarter and nine months ended September 30,
                                (Dollars in millions)

                                                      Third Quarter              Nine Months Ended
                                                      -------------              -----------------
                                                   2001          2000           2001            2000
                                                   ----          ----           ----            ----
Net sales (a):
     Metal food containers ...............        $472.0        $454.9        $1,055.4        $1,070.6
     Plastic containers ..................         118.8          93.3           378.0           277.7
     Metal closures ......................           --           23.2            46.3            71.8
                                                  ------        ------        --------        --------
         Consolidated ....................        $590.8        $571.4        $1,479.7        $1,420.1
                                                  ======        ======        ========        ========

Operating profit (a):
     Metal food containers ...............        $ 51.4        $ 48.9        $   90.7        $   96.4
     Plastic containers (b) ..............          10.1           8.0            39.8            24.9
     Metal closures ......................           --            0.7             3.3             3.5
     Other ...............................          (1.2)         (0.8)           (3.3)           (3.0)
                                                  ------        ------        --------        --------
         Consolidated ....................        $ 60.3        $ 56.8        $  130.5        $  121.8
                                                  ======        ======        ========        ========


                              SILGAN HOLDINGS INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  September 30,
                              (Dollars in millions)

                                                             2001        2000
                                                             ----        ----
Assets:
     Current assets .................................     $  616.6    $  594.7
     Property, plant and equipment, net .............        677.3       641.2
     Non-current assets .............................        201.0       143.4
                                                          --------    --------
         Total assets ...............................     $1,494.9    $1,379.3
                                                          ========    ========

Liabilities and stockholders' equity (deficiency):
     Current liabilities, excluding debt ............     $  210.4    $  219.7
     Current and long-term debt .....................      1,159.4     1,096.4
     Long-term liabilities ..........................        114.1        83.9
     Stockholders' equity (deficiency) (c) ..........         11.0       (20.7)
                                                          --------    --------
         Total liabilities and stockholders'
           equity (deficiency) ......................     $1,494.9    $1,379.3
                                                          ========    ========

(a) As a result of the White Cap joint venture, the Company no longer reports the results of its specialty packaging business as a separate segment. The results of the Omni plastic container and Polystar easy-open plastic end businesses are reported with the plastic container business, and the results of the paperboard container business are reported with the metal food container business. The historical results of the metal closure business are reported separately. Prior periods have been restated to conform with the current presentation.
(b) Excludes a rationalization charge of $3.5 million recorded in first quarter of 2001.
(c) Includes treasury stock of $60.4 million at both September 30, 2001 and 2000.